UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                              ---------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rules
    14a-6(e)(2) and 14c-5(d)(2))

[X] Definitive Proxy/Information Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Unique Mobility, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                              UNIQUE MOBILITY, INC.
                              425 Corporate Circle
                             Golden, Colorado 80401



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 15, 2000




The annual meeting of shareholders of Unique Mobility, Inc. will be held on August 15, 2000, at 10:00 a.m., Denver Time at the Golden Hotel, 800 11th Street, Golden, Colorado 80401 for the following purposes:

1. To elect a Board of four (4) directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.

2. To consider and vote upon a proposal to ratify the appointment of KPMG LLP to act as independent auditors of the Company for the fiscal year ending March 31, 2001.

3.   To transact such other business as may properly come before the meeting.

The record date for the Annual Meeting of Shareholders has been fixed at July 3, 2000. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

                              By order of the Board of Directors

July 5, 2000                  /s/Donald A. French


                              Donald A. French, Secretary


YOUR VOTE IS IMPORTANT. All shareholders, whether or not they expect to attend the Annual Meeting, are requested to complete, date, sign and mail the enclosed proxy, which is solicited by the Board of Directors. The enclosed envelope may be used for that purpose. If you attend the meeting, you may vote in person even though you have given a proxy.

                                 PROXY STATEMENT



                              UNIQUE MOBILITY, INC.
                              425 Corporate Circle
                             Golden, Colorado 80401



                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 15, 2000



This proxy statement is being mailed on or about July 12, 2000, to the shareholders of Unique Mobility, Inc. in connection with the solicitation by the Board of Directors of the enclosed form of proxy for the Annual Meeting of Shareholders to be held on August 15, 2000. The last Annual Meeting of Shareholders was held on August 11, 1999.

If the enclosed proxy is properly signed and returned to the Company, the shares represented by the proxy will be voted at the meeting. If a shareholder indicates in his proxy a choice with respect to any matter to be voted upon, the shares will be voted in accordance with the shareholder's choice. If no choice is indicated, the shares will be voted "for" each of the proposals. A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

                         PERSONS MAKING THE SOLICITATION

This proxy is solicited on behalf of the Board of Directors of the Company. The solicitation will be made predominately by mail. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company, who will not be additionally compensated therefore.


                         SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on July 3, 2000, will be entitled to vote at the meeting. As of that date there were 17,235,345 shares of the Company's $.01 par value common stock outstanding, each share being entitled to one vote. The Company has no other classes of voting securities. The Company's articles of incorporation provide that one-third of the outstanding shares of the common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholders' meeting. The proposals to ratify the appointment of auditors shall be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. Cumulative voting is not allowed in the election of directors or for any other purposes.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Abstentions will have no effect on the votes to ratify the appointment of auditors. Under the rules of the American Stock Exchange (AMEX), brokers who hold shares in street name have the authority to vote on certain items, including the election of directors and ratification of the appointment of the independent auditors, when they have not received instructions from the beneficial owners. With respect to other proposals, AMEX rules provide that no broker may vote shares held for beneficial owners without specific instructions from such beneficial owners. Under applicable Colorado law, a broker non-vote will have no effect on the outcome of the matters to be voted on at the meeting.


                              ELECTION OF DIRECTORS

Pursuant to the bylaws of the Company, the Board of Directors shall consist of not fewer than three directors. The Board of Directors currently consists of five members. The Board of Directors has nominated four candidates to stand for election to the Board of Directors and has set the number of directors at four following the annual meeting of shareholders. Proxies may not be voted for more than four persons. The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect four members to the Board of Directors. In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below. The Company expects each of the nominees listed below to be able to serve as a director. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

                                            Officer or
                        Position with        Director
Name      Age           the Company           Since       Business Experience


William G. 56   Chairman of the Board,         1992 Chairman of the Board of
                President and Chief                 Directors since Feburary
                Executive Officer                   2000; Chief Executive
                                                    Officer August 1999;
                                                    President and Chief
                                                    Operating Officer since
                                                    January 1996; Executive
                                                    Vice President-Operations
                                                    from 1992 through 1995.

J.B.       63   Director, Member of the Audit  1995 President, Invacare
Richey          Committee and Compensation          Technologies and Senior
                and Benefits Committee              Vice President-Total
                                                    Quality Management since
                                                    1992. Director, Invacare
                                                    Corporation, Steris
                                                    Corporation and Royal
                                                    Appliance Manufacturing Co.

Ernest H.  62   Director, Member of the Audit  1999 Consultant and Investor
Drew            Committee and Compensation          since 1998; Chief Executive
                and Benefits Committee              Officer of Westinghouse
                                                    Industries & Technology
                                                    Group from 1995 to 1998.
                                                    Member of the Board of
                                                    Management of Hoechst AG
                                                    from 1995 to 1997. Director
                                                    of Ashland, Inc., Johns
                                                    Manville Corp., Public
                                                    Service Enterprises Group
                                                    and Thomas & Betts
                                                    Corporation.

Stephen J. 50   Director, Member of the Audit  2000 Managing Director-
Roy             Committee                           Investment Banking for A.G.
                                                    Edward & Sons, Inc. since
                                                    1989.

     No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer.

     There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director except as follows:

     The Company has executed a Stock Purchase Agreement with Invacare Corporation whereby the Company has agreed to nominate and recommend for election to the Company's Board of Directors one person designated by Invacare for so long as Invacare owns at least 100,000 shares of the Company's common stock and is not in default of certain agreements. Pursuant to this Agreement the Company has nominated Mr. Richey to the Company's Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

     During the fiscal year ended March 31, 2000 the Board of Directors held meetings on eleven occasions. Each incumbent director attended or participated in more than seventy-five percent of the meetings of the Board of Directors and Board Committees on which he served during the period he was a director. Participation at meetings was sometimes by telephone, which is authorized under Colorado law. The votes of each director are recorded in the minutes for each matter considered by the Board of Directors. None of the directors listed above has been involved during the last five years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to act as a director of the Company.

     The Board of Directors has an Audit Committee and a Compensation and Benefits Committee. The Company does not have a Nominating Committee. The Audit Committee reviews the annual audit performed by the Company's independent auditors, consists of three directors and met one time during fiscal 2000. The Compensation and Benefits Committee reviews the performance and compensation of the Company's Chief Executive Officer and administers the 1992 Stock Option Plan.

     See  also   "Compensation  and  Benefits   Committee  Report  on  Executive
     Compensation" below.

     MANAGEMENT

     The executive officers of the Company are:

     Name                      Age      Position

     William G. Rankin          56      Chairman of the Board of Directors,
                                        President and Chief Executive Officer

     Donald A. French           44      Treasurer, Secretary and Chief Financial
                                        Officer

     Michael G. Franklin (1)    49      Director, Vice President-Electronics
                                        Manufacturing

     (1) Mr. Franklin has submitted his resignation from the Company effective July 8, 2000.

     William G. Rankin, Chairman of the Board of Directors since February 2000 and Chief Executive Officer since August 1999, President and Chief Operating Officer since 1996, Executive Vice President-Operations from 1994 through 1995 and member of the Board of Directors since 1994, joined the Company in 1992. Mr. Rankin is also a Director of Taiwan UQM.

     Donald A. French, Treasurer, Secretary and Chief Financial Officer, joined the Company in 1987. Mr. French served as Controller from 1987 through 1998. Mr. French is also a Director of Taiwan UQM.

     Michael G. Franklin, Vice President Electronics Manufacturing, member of the Board of Directors and President of Franklin Manufacturing Company, joined the Company in 1998. Mr. Franklin founded and has served as President and Director of Franklin Electronics Company, a distributor of electronics components since 1983 and Franklin Manufacturing Company, a manufacturer of printed circuit board assemblies and wire harness assemblies since 1985.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than 10 percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Company is required to report in this statement any failure to file timely reports during fiscal 2000. Based on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all required reports were filed timely during fiscal 2000.

     Executive Compensation

     The following table sets forth information concerning compensation earned by the Chief Executive Officer and any other executive officer whose total annual salary and bonus exceeded $100,000 for the three years ended March 31, 2000, 1999 and 1998:


                           Summary Compensation Table

                                                   Long-term
                                                  Compensation
                                                     Awards
                                                   Number of
                                                   Securities
   Name of                                         Underlying
  Individual          Fiscal     Annual             Options         Other
and Position           Year   Compensation          Granted      Compensation
                                Salary    Bonus

Ray A. Geddes,         2000(5) $519,524   $ -0-        -          $23,389 (1)
Chairman and Chief     1999    $196,033   $ -0-      89,262       $32,887 (1)
Executive Officer      1998    $174,953   $ -0-     149,731       $31,266 (1)

William G. Rankin,
Chairman, President    2000    $216,950   $ -0-      90,000       $16,796 (1)
and Chief Executive    1999    $165,991   $ -0-      77,224       $19,656 (1)
Officer (6)            1998    $148,248   $ -0-      96,377       $13,968 (2)

Donald A. French
Treasurer, Secretary   2000    $162,850   $ -0-      60,000       $17,873 (1)
and Chief Financial    1999    $129,792   $ -0-      60,521       $19,556 (1)
Officer                1998    $111,321   $ -0-      74,892       $13,110 (1)

Michael G. Franklin,
Director and Vice-
President Electronics  2000    $163,970   $ -0-      78,568       $12,567 (1)
Manufacturing (4)      1999(3) $129,231   $ -0-     174,710       $13,804 (1)

(1) Represents matching contributions to the Company's 401(k) Savings Plan, Company paid car allowance, certain professional fees, and key man life insurance premiums.

(2) Represents matching contributions to the Company's 401(k) Savings Plan and key man life insurance premiums.

(3) Represents base salary from May 1, 1998, the date Mr. Franklin joined the company, through March 31, 1999.

(4) Mr. Franklin has submitted his resignation from the Company effective July 8, 2000. Includes data for Deborah Franklin, wife of Mr. Franklin. Mr.
     Franklin  disclaims  beneficial  ownership  of  the  shares  held  by  Mrs.
     Franklin.

(5) Mr. Geddes retired as Chief Executive Officer August 11, 1999. Fiscal year 2000 compensation includes retirement pay of $324,866 pursuant to the terms of Mr. Geddes Employment Agreement.

(6) Mr. Rankin was appointed Chief Executive Officer on August 11, 1999 and was elected Chairman of the Board of Directors on February 8, 2000.

The foregoing compensation tables do not include certain fringe benefits made available on a non-discriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and paid time off.



                        Option Grants During Fiscal 2000


                                                                   Potential
                                                                  Realizable
                                Percentage                        Value of
                                 of Total                         Assumed
                     Number of   Options                        Annual Rates
                    Securities  Granted to                     of Stock Price
      Name of       Underlying   Employees Exercise   Expira-   Appreciation
     Individual      Options     in Fiscal Price Per   tion       for the
    and Position    Granted (1)    2000      Share     Date      Option Term
                                                                 5%(3)    10%(4)

Ray A. Geddes
Chairman and Chief
Executive Officer (5)  -0-         0.0%      -0-       -0-     -0-      -0-

William G. Rankin
Chairman, President
and Chief Executive
Officer (6)          90,000       20.2%     $8.75     2-7-10 $495,255 $1,255,072

Donald A. French
Treasurer, Secretary
and Chief Financial
Officer              60,000       13.5%     $8.75     2-7-10 $330,170 $  836,715

Michael G. Franklin
Director and Vice-
President Electronics
Manufacturing (2)(7) 78,568       17.7%    $8.75     2-7-10  $432,346 $1,095,650



(1) Represents options granted pursuant to the 1992 Stock Option Plan. The options granted vest as to one-third of the aggregate number of underlying shares on each of the next three annual anniversary dates following the date of grant. Additionally, the options are subject to forfeiture and have limitations as to marketability.

(2) Includes options to acquire 8,568 shares of common stock to Deborah Franklin, wife of Mr. Franklin. Mr. Franklin disclaims beneficial ownership of the options granted to Mrs. Franklin.

(3) The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2000 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $271 million versus a market capitalization of approximately $166 million at March 31, 2000. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $105 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.

(4) The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2000 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $432 million versus a market capitalization of approximately $166 million at March 31, 2000. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $266 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.

(5)  Mr. Geddes retired as Chief Executive Officer on August 11, 1999.

(6) Mr. Rankin was appointed Chief Executive Officer on August 11, 1999 and was elected Chairman of the Board of Directors on February 8, 2000.

(7) Mr. Franklin has submitted his resignation from the Company effective July 8, 2000.

               Aggregate Option Exercises During Fiscal Year 2000
                and Option Values at the End of Fiscal Year 2000

                                                                    Value of
                                           Number of Securities   Unexercised
                                            Underlying Unexer-   in-the-money
                                            cised Options at      Options at
                     Number of              Fiscal Year End     Fiscal Year End
  Name of             Shares
 Individual          Acquired     Value     Exer-    Unexer-    Exer-   Unexer-
and Position       on Exercise  Realized   cisable   cisable   cisable  cisable

Ray A. Geddes,
Chairman and Chief
Executive Officer (3)  82,400    $433,392  379,575   109,418 $  861,622 $410,502

William G. Rankin,
Chairman, President
and Chief Executive
Officer (4)             -0-         -0-    640,387   173,608 $3,089,611 $411,831

Donald A. French
Treasurer, Secretary
and Chief Financial
Officer                 -0-         -0-    350,260   125,311 $1,506,862 $312,520

Michael G. Franklin
Director and Vice-
President Electronics
Manufacturing (1)(2)    -0-         -0-     91,570   161,708 $  261,341 $402,590


(1) Includes data for Deborah Franklin, wife of Mr. Franklin. Mr. Franklin disclaims beneficial ownership of the shares held by Mrs. Franklin.

(2) Mr. Franklin has submitted his resignation from the Company effective July 8, 2000.

(3)  Mr. Geddes retired as Chief Executive Officer on August 11, 1999.

(4) Mr. Rankin was appointed Chief Executive Officer on August 11, 1999 and was elected Chairman of the Board of Directors on February 8, 2000.


                     Compensation and Benefits Committee and
                        Report on Executive Compensation1


The Compensation and Benefits Committee of the Board of Directors is responsible for establishing Company policy regarding executive compensation and administers the 1992 Stock Option Plan and determines how many options will be granted to executive officers and other employees of the Company as a group. During Fiscal 2000 certain members of the Board of Directors resigned who were also members of the Compensation and Benefits Committee. Subsequent to the resignations, the duties of the Stock Option Committee, which is to administer the Company's stock option plans, were assumed by the Compensation and Benefits Committee and Mr. Drew was appointed to serve on the Committee. The Compensation and Benefits Committee currently consists of Messrs. Richey and Drew.

The Compensation and Benefits Committee determines all elements of executive compensation.

Policy

The Company's compensation program for its Chief Executive Officer, and all employees generally, is based on beliefs and principles designed to align compensation with business strategy, company values, and management initiatives. The program:

o Rewards the Chief Executive Officer for long-term strategic management and the enhancement of shareholder value by cash remuneration and by delivering appropriate ownership in the Company through the grant of options.

o Integrates compensation programs with both the Company's annual and long-term strategic planning processes.

o Supports a performance-oriented environment that rewards performance with respect to Company goals.

o Attracts and retains key executives critical to the long-term success of the Company.

The Company's Compensation package for employees generally and executive officers in particular consists of both cash remuneration and equity based compensation. The Company maintains a variety of benefit programs which are designed to allow the Company to attract and retain talented individuals in a variety of disciplines.

All employees may participate in the following benefit plans upon the attainment of certain entrance requirements:

o  Unique Mobility Health Benefit Plan
o  401(K) Savings Plan of Unique Mobility, Inc.
o  Unique Mobility, Inc. Stock Purchase Plan

In addition, employees may be eligible for participation in the following benefit plans at the discretion of the Company's Board of Directors:

o  Unique Mobility, Inc. 1992 Stock Option Plan
o  Unique Mobility, Inc. Employee Stock Bonus Plan

The Board of Directors believes that equity based compensation is critical to the Company's ability to attract and retain qualified employees. The Company's equity based compensation plans are designed to encourage and create ownership in the Company's common stock, not only by executive officers, but by all employees generally. The Board believes that the equity based plans of the Company meet the objective of aligning key employees' long-range interests with those of shareholders by providing key employees with the opportunity to build a meaningful stake in the Company. The principal Company plans used to facilitate this objective are the 1992 Stock Option Plan and the Employee Stock Purchase Plan. Under the 1992 Stock Option Plan, employees are granted the right to acquire shares of the Company's common stock at a fixed price over a term not to exceed ten years. To further the Company's goal of encouraging equity ownership, all options granted under the 1992 Stock Option Plan since 1994 provide that option holders may not sell stock received through employee benefit programs if the sale of such stock exceeds 10% of the total trading volume of the stock on the date of sale by the option holder on any stock exchange and in the over-the-counter market. The 1992 Stock Option Plan also provides for incremental vesting of stock options and restricts trading by option holders to specified periods throughout the Company's fiscal year.


                Performance Evaluation of Chief Executive Officer

The Compensation and Benefits Committee conducted a survey of the compensation paid to the Chief Executive Officer and Chief Financial Officer of numerous publicly-traded companies of similar market capitalization and operating within similar markets. The results of this analysis indicated that the base compensation of these executive officers was at approximately the median compensation level of the executive officers of the peer group of companies studied.

The Company's former Chairman and Chief Executive Officer, Ray A. Geddes, retired as CEO on August 11, 1999 and stepped down as Chairman on December 31, 1999. William G. Rankin became Chief Executive Officer on August 11, 1999 and was elected Chairman of the Board on February 8, 2000. The Compensation and Benefits Committee did not review the performance of Mr. Geddes prior to his retirement in August 1999. The Compensation and Benefits Committee set Mr. Rankin's annual compensation at $239,407 upon his appointment as Chief Executive Officer and granted Mr. Rankin options to acquire 90,000 shares of the Company's common stock at the prevailing market price on the date of grant under the 1992 Stock Option Plan, based principally on its survey of Executive Compensation.
The Compensation and Benefits Committee has not reviewed Mr. Rankin's compensation since the date of his promotion to Chief Executive Officer and accordingly the Committee has not evaluated Mr. Rankin's performance in establishing his compensation.


                             Additional Information

The compensation of the executive officers other than the Chief Executive Officer is set by the Compensation and Benefits Committee based on the recommendations of the Chief Executive Officer, who evaluates subjectively and objectively their performance against assigned responsibilities and tasks and compensation levels relative to the surveyed group of peer companies.

The Company has executed employment agreements with Mr. Rankin and two executive officers, Donald A. French and Michael G. Franklin. Mr. Franklin has submitted his resignation as President of Franklin Manufacturing Company and Vice President of Electronics Manufacturing effective July 8, 2000. Accordingly, Mr. Franklin will receive no compensation after the date of his resignation. The employment agreements provide for the payment of severance benefits to the executive officers if the executive is terminated "without cause", (as such term is defined in the employment agreements) (see also "Employment Agreements" below). The Compensation and Benefits Committee believes it advisable to provide compensation to executive managers upon termination of employment. The Compensation and Benefits Committee established the salaries in the employment agreements applying the criteria discussed above, and the employment agreements themselves were not a factor in determining salaries.

During fiscal 2000 the Compensation and Benefits Committee considered two stock option grants and recommended the grant of options to acquire 445,000 shares of common stock to employees of the Company, of which options to acquire 220,000 shares of common stock, or 49.4 percent, were granted to executive officers as a group. The Company granted options to acquire 50,000 shares of common stock to consultants during fiscal 2000. All options granted during fiscal 2000 to employees and consultants are exercisable at an amount equal to the fair market value of the Company's common stock on the date of grant.

The Compensation and Benefits Committee of the Board of Directors:

         J. B. Richey
         Ernest H. Drew

(1) The report of the Compensation and Benefits Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation and Benefits Committee currently consists of two outside directors (Messrs. Richey and Drew). The purpose of the Compensation and Benefits Committee is to determine compensation and benefits for executive officers of the Company. The Compensation and Benefits Committee considers executive compensation, administers the Company's Stock Option Plans and makes recommendations to the Board of Directors on the grant of stock options. The Compensation and Benefits Committee considered stock option grants two times during fiscal 2000.

Mr. Richey, who serves on the Compensation and Benefits Committee, is an officer and director of Invacare, which owns 0.07 percent of the Company's common stock and to whom the Company is a supplier of electric motors. In December 1995, the Company completed a Stock Purchase Agreement with Invacare Corporation pursuant to which, in January 1996, Invacare acquired 129,032 shares of the Company's common stock at $3.88 per share. In addition, in August 1997 the Company completed an exclusive worldwide license and supply agreement with Invacare covering the commercial use of UQM products in the field of medical and health care products. For the calendar years ended December 31, 1999 and 1998 the Company sold motors to Invacare Corporation, totaling approximately $2,000,000 and $155,000, respectively.

The Company has further agreed to use its best efforts to have a representative of Invacare elected to the Company's board of directors for so long as Invacare owns more than 100,000 shares of the Company's common stock. Mr. J. B. Richey, Senior Vice President-Total Quality Management and Director of Invacare Corporation, was appointed to the Company's Board of Directors in 1995 pursuant to this provision, and is a management nominee in these proxy materials.


                              Employment Agreements

The Company has entered into Employment Agreements with Messrs. Rankin and French pursuant to which each has agreed to serve in his present capacity for a term expiring December 31, 2002. The Employment Agreements provide that Messrs. Rankin and French will receive an annual base salary of $239,407 and $158,916, respectively. In addition, the Company has entered into an Employment Agreement with Mr. Franklin expiring April 30, 2001. Mr. Franklin has submitted his resignation from the Company effective July 8, 2000 and the compensation provisions of his agreement will terminate on that date. The Employment
Agreement provides that Mr. Franklin shall receive an annual base salary of $170,000. Messrs. Rankin, French and Franklin also receive the use of an automobile and may receive bonuses and stock options. Messrs. Rankin, French and Franklin were granted options to acquire 90,000, 60,000 and 70,000 shares of common stock, respectively, during fiscal 2000.

Messrs. Rankin and French's Employment Agreements provide that if employment is terminated by the Company without cause during or after the term of the agreement (after three months' notice) or upon retirement after age 65, the officer shall receive one month's salary for each year of full-time employment, but not less than 12 months salary and not more than 24 months salary. If the officer terminates employment, he shall receive three months salary, unless the Company is in default, which shall be considered termination by the Company without cause. On a termination by the Company following a change of control of the Company, the officer shall have the option of receiving all amounts remaining due in the agreement or twice the payment due on a termination by the Company in the absence of a change of control. If an officer dies during employment, his estate shall receive three months compensation. Mr. Franklin's Agreement provides that if employment is terminated without cause by the Company during the term of the Agreement, Mr. Franklin's salary under the Agreement shall continue for the remaining term of the Agreement.

The employment agreements further provide that the Company shall maintain at its expense, life insurance coverage on Messrs. Rankin, French and Franklin payable to their designees in an amount equal to three times the annual compensation payable to each executive.

Pursuant to the Employment Agreements' Messrs. Rankin, French and Franklin have agreed to at no time disclose to others any confidential information relating to the business affairs of the Company for any purpose other than the conduct of the Company's business and each has agreed to assign to the Company all right, title and interest in any inventions and patents developed in whole or in part by them, individually or with others, at any time during the term of the Employment Agreements, or six months thereafter, which relate to the business of the Company.

The Employment Agreements further provide that Messrs. Rankin and French, for a period of one year after the term of their respective Employment Agreements, and Mr. Franklin for a term of three years, will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company. Messrs. Rankin and French have agreed that for a period of one year after termination of their Employment Agreement, and in the case of Mr. Franklin, for a term of three years, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will they induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

                         BOARD OF DIRECTORS COMPENSATION

In fiscal 1993, the Board of Directors of the Company established the Unique Mobility, Inc. Stock Option Plan for Non-Employee Directors which is designed to encourage directors to participate in the ownership of the Company and therefore to more closely align their interests with those of the Company's shareholders. The plan was approved by the Company's shareholders in February 1994. This plan was amended in 1999. Pursuant to this Amendment, Directors of the Company who are not officers may elect to receive an annual retainer of $15,000 in cash or the grant of options to acquire that number of shares of the Company's common stock that is equivalent to $15,000 as determined by utilizing the Black-Scholes option pricing model on the date of grant. Directors electing option grants in lieu of cash compensation may elect option exercise periods ranging from three years to ten years, and must elect to receive options at least six months prior to the anticipated grant date in accordance with the terms of the Unique Mobility, Inc. Stock Option Plan for Non-Employee Directors. Directors are also reimbursed for ordinary and necessary expenses of attending meetings. In addition, directors upon their initial election to the Board of Directors, are awarded 2,000 shares of the Company's common stock at a purchase price of $0.01 per share. Directors who are full-time officers of the Company are not entitled to additional compensation for their service as directors.

The following table sets forth information concerning remuneration to directors of the Company during fiscal 2000:

                      Number of
                     Securities
                     Underlying                      Shares of
                       Options   Price   Expiration Common Stock       Cash
Name of Director       Granted Per Share   Date       Awarded      Compensation

Ray A. Geddes(3)           -        -        -           -              -

J. B. Richey               -        -        -           -           $15,000

Ernest H. Drew           9,275   $4.25    8-10-02        -              -

Stephen J. Roy             -        -        -          2,000           -

William G. Rankin(1)       -        -        -           -              -

Michael G. Franklin(1)(2)  -        -        -           -              -


(1)  Officers of the Company serve on the Board without additional compensation.

(2)  Mr. Franklin resigned as a Director effective May 24, 2000.

(3) Mr. Geddes has agreed to serve on the Board of Directors during his term as a Director without compensation.

Performance Graph2


The following graph represents the yearly percentage change in the cumulative total return on the common stock of Unique Mobility, Inc., the group of companies comprising the S&P Electrical Equipment Index, and those companies comprising the S&P 500 Index for the five year period from 1995 through 2000:

  Line Graph of Total Return To Shareholder's (Dividends reinvested monthly) based on the following data:


                                 INDEXED RETURNS
                                  Years Ending
                            Base
                            Period
Company / Index             Mar95     Mar96    Mar97     Mar98    Mar99    Mar00

UNIQUE MOBILITY INC          100      89.87    73.14    170.89    89.89   196.23

S&P 500 COMP-LTD             100     132.10   158.29    234.27   277.51   327.30

ELECTRICAL EQUIPMENT-500     100     141.44   178.86    296.15   361.47   507.01

(2) The stock price performance graph depicted above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this graph by reference.


SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company's $0.01 par value common stock by (i) beneficial owners of 5 percent or more of the Company's common stock, (ii) each director and nominee director, (iii) the Chief Executive Officer and each other executive officer whose annual salary and bonus exceeds $100,000 and (iv) all directors and executive officers as a group, as of July 3, 2000. Unless otherwise noted, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned:

                                         Number of
                                       Common Shares            Percent of
Name of Shareholder                  Beneficially Owned          Class (1)

Ray A. Geddes(2)                          907,452                  5.16%
William G. Rankin                         659,934                  3.69%
Donald A. French                          399,086                  2.27%
J. B. Richey(3)                            18,000                   .01%
Ernest H. Drew                            325,600                  1.89%
Stephen J. Roy                              2,000                    -
Michael G. Franklin (4)                    91,570                   .05%

Director and Executive
Officers as a Group (7 persons)(2)(4)   2,403,642                 12.83%

(1) Calculated separately for each holder on the basis of the actual number of outstanding shares as of July 3, 2000. Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days from the date of this document have been issued as of such date.

(2) Mr. Geddes' address is 425 Corporate Circle, Golden, Colorado 80401. Mr. Geddes retired as Chief Executive Officer on August 11, 1999.

(3) Mr. Richey is an affiliate of Invacare Corporation which owns 129,032 shares (0.07 %). Mr. Richey disclaims beneficial ownership of Invacare Corporation's shares.

(4) Mr. Franklin submitted his resignation from the Board of Directors on May 24, 2000 and has submitted his resignation as an officer of the Company effective July 8, 2000.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain transactions between the Company and members of the Compensation and Stock Option Committee's of the Company's Board of Directors are described above under "Compensation Committee Interlocks and Insider Participation".

                              SELECTION OF AUDITORS

At the meeting, the shareholders will be called upon to ratify the appointment of independent auditors to serve for fiscal 2001.

THE BOARD OF DIRECTORS AND THE MANAGEMENT OF THE COMPANY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, DENVER, COLORADO who have been the independent auditors of the Company since 1985. A representative of that firm, who will be present at the meeting, will have the opportunity to make a statement should he desire to do so and can be expected to respond to appropriate questions. In the event the shareholders do not ratify the appointment of KPMG LLP as independent auditors, management may reconsider its choice of independent auditors.

To be adopted, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act will (unless the proxy form has been marked against or authority to vote is withheld) be voted in favor of the proposal.

                           PROPOSALS BY SHAREHOLDERS

In accordance with rules of the Securities and Exchange Commission, shareholders of the Company may present proposals to the Company for inclusion in the Company's proxy statement prepared in connection with its next regular Annual Meeting of Shareholders.

Proposals to be included in the proxy statement prepared in connection with the next Annual Meeting of Shareholders to be held in August 2001 must be received by the Company no later than March 31, 2001 in order to be considered for inclusion.

                                  OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters. If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

                                  ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company's 2000 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Written requests for such Report should be directed to:

                                    Secretary
                              Unique Mobility, Inc.
                              425 Corporate Circle
                             Golden, Colorado 80401
                              Phone (303) 278-2002

The Company's Annual Report on Form 10-K is also available at the web site that the Securities and Exchange Commission maintains at http://www.sec.gov.

                              APPROVAL OF DIRECTORS

The Board of Directors of the Company has approved the contents of this proxy statement and its mailing to the shareholders.


                                         /s/Donald A. French
                                          _______________________________
                                          Donald A. French, Secretary

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Unique Mobility, Inc., 425 Corporate Circle, Golden, Colorado 80401

The undersigned hereby appoints William G. Rankin and Donald A. French as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Unique Mobility, Inc. held of record by the undersigned on July 3, 2000 at the Annual Meeting of Shareholders to be held on August 15, 2000 or any adjournment thereof.

THE BOARD OF DIRECTORS  RECOMMENDS  A VOTE FOR THE NOMINEES FOR DIRECTOR  LISTED
BELOW:

1. TO ELECT FOUR DIRECTORS TO THE COMPANY'S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED.

        William G. Rankin      J. B. Richey    Ernest H. Drew   Stephen J. Roy

ELECTION OF DIRECTORS     FOR all nominees listed above      WITHHOLD AUTHORITY
(except as marked to the contrary above) to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY. FOR AGAINST ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NAMED NOMINEES AND FOR PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated   , 2000
                                                 Signature
Please mark, sign, date and return the proxy
card promptly using the enclosed envelope.       Signature, if held jointly